                                                                   EXHIBIT 10.33

================================================================================

                               [LOGO OF JPMORGAN]

                                CREDIT AGREEMENT

                                   dated as of

                                November 20, 2001

                                      among

                              PURE RESOURCES, INC.

                            The Lenders Party Hereto

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                                       and

                    FIRST UNION NATIONAL BANK and BNP PARIBAS
                            as Co-Syndication Agents

                                       and

             CREDIT LYONNAIS NEW YORK BRANCH and FLEET NATIONAL BANK
                           as Co-Documentation Agents

                           ---------------------------

                          J.P. MORGAN SECURITIES INC.,
                         as Sole Arranger and Bookrunner

                $275,000,000 Three-Year Revolving Credit Facility

================================================================================

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
ARTICLE I Definitions.................................................................   1
---------------------

     Section 1.01.      Defined Terms.................................................   1
     -------------      -------------
     Section 1.02.      Terms Generally...............................................  18
     -------------      ---------------
     Section 1.03.      Accounting Terms; GAAP........................................  19
     -------------      ----------------------

ARTICLE II The Credits................................................................  19
----------------------

     Section 2.01.      Commitments...................................................  19
     -------------      ------------
     Section 2.02.      Borrowing Requests............................................  20
     -------------      -------------------
     Section 2.03.      Letters of Credit.............................................  20
     -------------      -----------------
     Section 2.04.      Disbursement of Funds.........................................  24
     -------------      ----------------------
     Section 2.05.      Notes.........................................................  25
     -------------      -----
     Section 2.06.      Interest......................................................  25
     -------------      --------
     Section 2.07.      Interest Periods..............................................  26
     -------------      ----------------
     Section 2.08.      Repayment of Loans............................................  27
     -------------      ------------------
     Section 2.09.      Termination or Reduction of Commitments.......................  27
     -------------      ---------------------------------------
     Section 2.10.      Prepayments...................................................  27
     -------------      ------------
     Section 2.11.      Continuation and Conversion Options...........................  27
     -------------      ------------------------------------
     Section 2.12.      Fees..........................................................  28
     -------------      ----
     Section 2.13.      Payments, etc.................................................  29
     -------------      --------------
     Section 2.14.      Interest Rate Not Ascertainable, etc..........................  30
     -------------      ------------------------------------
     Section 2.15.      Illegality....................................................  30
     -------------      -----------
     Section 2.16.      Increased Costs...............................................  31
     -------------      ----------------
     Section 2.17.      Change of Lending Office......................................  33
     -------------      ------------------------
     Section 2.18.      Funding Losses................................................  33
     -------------      --------------
     Section 2.19.      Sharing of Payments, etc......................................  33
     -------------      ------------------------
     Section 2.20.      Taxes.........................................................  34
     -------------      ------
     Section 2.21.      Pro Rata Treatment............................................  36
     -------------      ------------------
     Section 2.22.      Replacement Lenders...........................................  36
     -------------      -------------------

ARTICLE III Representations and Warranties............................................  37
------------------------------------------

     Section 3.01.      Organization; Powers..........................................  37
     -------------      --------------------
     Section 3.02.      Authorization; Enforceability.................................  37
     -------------      -----------------------------
     Section 3.03.      Governmental Approvals; No Conflicts..........................  37
     -------------      ------------------------------------
     Section 3.04.      Financial Condition; No Material Adverse Effect...............  37
     -------------      -----------------------------------------------
     Section 3.05.      Properties....................................................  38
     -------------      ----------
     Section 3.06.      Litigation and Environmental Matters..........................  38
     -------------      ------------------------------------
     Section 3.07.      Compliance with Laws and Agreements...........................  39
     -------------      -----------------------------------
     Section 3.08.      Investment and Holding Company Act Status.....................  39
     -------------      -----------------------------------------
     Section 3.09.      Taxes.........................................................  39
     -------------      -----
     Section 3.10.      ERISA.........................................................  39
     -------------      -----
     Section 3.11.      Disclosure....................................................  39
     -------------      ----------
     Section 3.12.      Subsidiaries..................................................  39
     -------------      ------------

     Section 3.13.      Margin Securities............................................. 40
     -------------      -----------------

ARTICLE IV Conditions................................................................. 40
---------------------

     Section 4.01.      Effective Date................................................ 40
     -------------      --------------
     Section 4.02.      Each Credit Event............................................. 41
     -------------      -----------------

ARTICLE V Affirmative Covenants....................................................... 42
-------------------------------

     Section 5.01.      Financial Statements and Other Information.................... 42
     -------------      ------------------------------------------
     Section 5.02.      Notices of Material Events.................................... 43
     -------------      --------------------------
     Section 5.03.      Existence; Conduct of Business................................ 43
     -------------      ------------------------------
     Section 5.04.      Payment of Obligations........................................ 43
     -------------      ----------------------
     Section 5.05.      Maintenance of Properties; Insurance.......................... 44
     -------------      ------------------------------------
     Section 5.06.      Books and Records; Inspection Rights.......................... 44
     -------------      ------------------------------------
     Section 5.07.      Compliance with Laws, Material Contractual Obligations........ 44
     -------------      ------------------------------------------------------
     Section 5.08.      Use of Proceeds and Letters of Credit......................... 44
     -------------      -------------------------------------
     Section 5.09.      Additional Subsidiaries....................................... 44
     -------------      -----------------------
     Section 5.10.      Environmental Matters......................................... 45
     -------------      ---------------------

ARTICLE VI Negative Covenants......................................................... 45
-----------------------------

     Section 6.01.      Indebtedness.................................................. 45
     -------------      ------------
     Section 6.02.      Liens......................................................... 46
     -------------      -----
     Section 6.03.      Fundamental Changes........................................... 47
     -------------      -------------------
     Section 6.04.      Guarantees.................................................... 47
     -------------      ----------
     Section 6.05.      Hedging Agreements............................................ 47
     -------------      ------------------
     Section 6.06.      Restricted Payments........................................... 48
     -------------      -------------------
     Section 6.07.      Transactions with Affiliates.................................. 48
     -------------      ----------------------------
     Section 6.08.      Restrictive Agreements........................................ 49
     -------------      ----------------------
     Section 6.09.      Change in Fiscal Year......................................... 49
     -------------      ---------------------
     Section 6.10.      Asset Sales................................................... 49
     -------------      -----------
     Section 6.11.      Sale and Leaseback Transactions............................... 50
     -------------      -------------------------------
     Section 6.12.      "Margin Calls" on Hedging Agreements.......................... 50
     -------------      ------------------------------------
     Section 6.13.      Designation of Restricted Subsidiaries........................ 50
     -------------      --------------------------------------

ARTICLE VII........................................................................... 50
-----------

     Section 7.01.      Adjusted Consolidated Net Worth............................... 50
     -------------      -------------------------------
     Section 7.02.      Debt Coverage Ratios.......................................... 51
     -------------      --------------------

ARTICLE VIII Events of Default........................................................ 51
------------------------------

ARTICLE IX The Administrative Agent................................................... 53
-----------------------------------

ARTICLE X Miscellaneous............................................................... 55
-----------------------

     Section 10.01.      Notices...................................................... 55
     --------------      -------
     Section 10.02.      Waivers; Amendments.......................................... 56
     --------------      -------------------
     Section 10.03.      Expenses; Indemnity; Damage Waiver........................... 57
     --------------      ----------------------------------
     Section 10.04.      Successors and Assigns....................................... 58
     --------------      ----------------------
     Section 10.05.      Survival..................................................... 60
     --------------      --------

     Section 10.06.      Counterparts; Integration; Effectiveness.................... 61
     --------------      ----------------------------------------
     Section 10.07.      Severability................................................ 61
     --------------      ------------
     Section 10.08.      Right of Setoff............................................. 61
     --------------      ---------------
     Section 10.09.      Governing Law; Jurisdiction; Consent to Service of Process.. 61
     --------------      ----------------------------------------------------------
     Section 10.10.      Waiver of Jury Trial........................................ 62
     --------------      --------------------
     Section 10.11.      Headings.................................................... 62
     --------------      --------
     Section 10.12.      Confidentiality............................................. 63
     --------------      ---------------
     Section 10.13.      Interest Rate Limitation.................................... 63
     --------------      ------------------------
     Section 10.14.      UNOCAL...................................................... 63
     --------------      ------
     Section 10.15.      No Oral Agreements.......................................... 63
     --------------      ------------------

SCHEDULES:
----------

Schedule 2.01 -- Commitments
Schedule 3.06 -- Material Litigation to be Disclosed
Schedule 3.12 -- Subsidiaries
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.08 -- Existing Restrictions

EXHIBITS:
---------

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Note
Exhibit C -- Form of Opinion of Borrower's Counsel
Exhibit D -- Subsidiary Guaranty Agreement

     CREDIT AGREEMENT dated as of November 20, 2001, among PURE RESOURCES, INC., the LENDERS party hereto, JPMORGAN CHASE BANK, as Administrative Agent, FIRST UNION NATIONAL BANK and BNP PARIBAS, as Co-Syndication Agents, and CREDIT LYONNAIS NEW YORK BRANCH and FLEET NATIONAL BANK, as Co-Documentation Agents.

          The  parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                                   Definitions
                                   -----------

          Section 1.01. Defined Terms

..    As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing
           ------------------
for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means JPMorgan Chase Bank, in its capacity as
           --------------------
administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Advance Notice" means written or facsimile notice (or telephonic
           --------------
notice promptly confirmed in writing), which in each case shall be irrevocable, from the Borrower to be received by the Administrative Agent before 10:00 a.m. (Houston time), by the number of Business Days in advance of any borrowing, conversion, continuation or prepayment of any Loan pursuant to this Agreement, or the issuance, amendment, renewal or extension of any Letter of Credit pursuant to this Agreement, as respectively indicated below:

          (i)  Eurodollar Loans - 3 Business Days;

          (ii) ABR Loans - same Business Day; and

          (iii) Letters of Credit - 3 Business Days.

          For the purpose of determining the respectively applicable Loan in the case of the conversion from one type of Loan into another, the Loan into which there is to be a conversion shall control. The Administrative Agent and each Lender are entitled to rely upon and act upon facsimile notice made or purportedly made by the Borrower, and the Borrower hereby waives the right to dispute the authenticity and validity of any such facsimile once the Administrative Agent or any Lender has advanced funds, absent manifest error.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greatest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Percentage" means, with respect to any Lender, the
           ---------------------
percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, with respect to any ABR Loan or
           ---------------
Eurodollar Loan, or with respect to the facility fees and utilization fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread", "Facility Fee Rate", or "Utilization Fee Rate", as the case may be, based upon ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

-----------------------------------------------------------------------------------------------
                         ABR     Eurodollar   Facility Fee   Drawn    Utilization   Fully Drawn
                         ---     ----------   ------------   -----    -----------   -----------
Index Debt Ratings:     Spread     Spread        Rate         Cost      Fee Rate       Cost
------------------      ------     ------        ----         ----      --------       ----
-----------------------------------------------------------------------------------------------
   "Category 1"         0.00%       0.375%        0.125%     0.500%      0.25%         0.750%
       A-/A3
-----------------------------------------------------------------------------------------------
   "Category 2"         0.00%       0.475%        0.15%      0.625%      0.25%         0.875%
    ----------
     BBB+/Baa1

-----------------------------------------------------------------------------------------------
   "Category 3"         0.00%       0.700%        0.175%     0.875%      0.25%         1.125%
    ----------
     BBB/Baa2

-----------------------------------------------------------------------------------------------
   "Category 4"         0.00%       0.750%        0.25%      1.00%       0.25%          1.25%
    ----------
     BBB-/Baa3

-----------------------------------------------------------------------------------------------
   "Category 5"         0.00%       0.950%        0.30%      1.25%       0.25%          1.50%
    ----------
      BB+/Ba1
-----------------------------------------------------------------------------------------------

          For purposes of the foregoing, (i) if one, but not both, of Moody's or S&P fails to have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in the same Category as the other rating agency; (ii) if the ratings established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category one rating higher than the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

          "Availability Period" means the period from and including the
           -------------------
Effective Date to but excluding the earlier of the Final Maturity Date and the date of termination of the Commitments.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" means Pure Resources, Inc., a Delaware corporation.
           --------

          "Borrowing" means Loans of the same Type, made, converted or continued
           ---------
on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Borrowing in
           -----------------
accordance with Section 2.02.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
                  --------
the term "Business Day" shall also exclude any day on which banks are not open
          -----------
for dealings in dollar deposits in the London interbank market.

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly
           -----------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities

Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than UNOCAL, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than UNOCAL.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Commitment" means, with respect to each Lender, the commitment of
           ----------
such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. Subject to Section 2.01(c)(ii), the initial aggregate amount of the Lenders' Commitments is $275,000,000.00.

          "Consolidated Net Tangible Assets" means the total amount of assets
           --------------------------------
(excluding cash and cash equivalents) of the Borrower and its Restricted Subsidiaries on a consolidated basis (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any which are, by their terms, extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt premium or discount and expense and other like intangible assets, determined in accordance with GAAP.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

          "Debt Coverage Ratio" means the ratio calculated in accordance with
           -------------------
Section 7.02.

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed Matters" means the actions, suits and proceedings and the
           -----------------
environmental matters disclosed in Schedule 3.06.

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "EBITDAX" shall mean, for any period, the sum of consolidated
           -------
net income for such period plus the following expenses or charges to the extent deducted from consolidated net income in such period: interest expense, taxes, depreciation, depletion, amortization and exploration expenses. As used herein, "consolidated net income"
                                                        -----------------------
shall mean, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income or loss" (or any like caption) on a consolidated income statement of the Borrower and its Restricted Subsidiaries (before deducting minority interests in net income of Restricted Subsidiaries, but disregarding (a) all noncash extraordinary or unusual items, (b) write-downs after June 30, 2000 under FASB Statement No. 19, (c) non-cash write-ups or write-downs of assets after June 30, 2000 under FASB Statement No. 121, (d) non-cash gains, losses or adjustments after June 30, 2000 under FASB Statement No. 133, in calculating such consolidated net income), and (e) the effects of common stock of the Borrower being repurchased or being subject to repurchase under Employment Arrangements accounted for as variable plans under APB Opinion No. 25 (provided that any new arrangements entered into after the Effective Date as well as any amendments to arrangements existing on the Effective Date, shall not be excluded to the extent that such arrangements materially increase the Borrower's obligations); provided however, that in determining consolidated net
                         -------- -------
income for any period of four fiscal quarters that includes the acquisition by the Borrower or any of its consolidated Restricted Subsidiaries of Restricted Subsidiaries (whether by purchase, merger or otherwise) or of producing Oil and Gas Properties, such acquired Restricted Subsidiaries shall be included in such calculation on a pro forma basis as if they had been owned by the Borrower and its consolidated Restricted Subsidiaries throughout such four fiscal quarter period and the revenues attributable to the oil and gas production from such acquired properties during such four fiscal quarter period, less the direct operating expenses and severance and ad valorem taxes incurred with respect to such properties during such four fiscal quarter period, shall be included in such calculation as part of such consolidated net income and the revenues attributable to the oil and gas production from any producing Oil and Gas Properties sold during such four fiscal quarter period, less the direct operating expenses and severance and ad valorem taxes incurred with respect to such properties during such four fiscal quarter period, shall be pro forma deducted from such determination of consolidated net income.

          "Effective Date" means the date on which the conditions specified in
           --------------
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

          "Eligible Transferee" means any financial institution which is a
           -------------------
Lender as of the Effective Date or which is a commercial bank, a financial institution or an "accredited investor" (as defined in Regulation D) which makes loans in the ordinary course of its business and that makes or acquires Loans for its own account in the ordinary course of its business and which has capital, surplus and undivided profits aggregating at least $250,000,000 (as of the date of its most recent financial statements).

          "Employment Arrangements" means severance arrangements, employment
           -----------------------
agreements, retention bonus agreements or similar arrangements, whether now existing or hereafter entered into, with officers and employees of the Borrower or its Subsidiaries.

          "Environmental Laws" means all laws, rules, regulations, codes,
           ------------------
ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interests" means shares of the capital stock, partnership
           ----------------
interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests in the Borrower or any Subsidiary or any warrants, options or other rights to acquire such interests.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code; provided however, that in no event will UNOCAL or any
                         -------- -------
of its subsidiaries (other than Borrower and its Subsidiaries) be considered an ERISA Affiliate.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VIII.

          "Exposure" means, with respect to any Lender at any time, the sum of
           --------
the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

          "FASB" means the Financial Accounting Standards Board.
           ----

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Final Maturity Date" means November 20, 2004.
           -------------------

          "5-Year Credit Agreement" means that certain Credit Agreement dated as
           ----------------------
of September 29, 2000, among the Borrower, JPMorgan Chase Bank, as Administrative Agent, First Union National Bank, as Syndication Agent, and the lenders party thereto, together with any and all amendments and supplements thereto.

          "5-Year Revolving Credit Facility" means the $250,000,000 revolving
           --------------------------------
credit facility under the 5-Year Credit Agreement.

          "Financial Officer" means the chief financial officer, principal
           -----------------
accounting officer, treasurer or controller of the Borrower.

          "Funded Indebtedness" means, at any time and without duplication, all
           -------------------
obligations of the Borrower and its Restricted Subsidiaries on a consolidated basis for (a) borrowed money and any other obligations evidenced by bonds, debentures, notes, or other similar instruments, (b) all obligations outstanding for 180 days or more to deliver goods or services including Hydrocarbons in consideration of advanced payments, (c) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly received payment, (d) all Capital Lease Obligations, (e) all letters of credit issued in connection with Hedging Agreements, (f) all unreimbursed LC Disbursements, (g) all Put Arrangement Liabilities, and (h) all Guarantees by the Borrower and its Restricted Subsidiaries on a consolidated basis of the type of obligations described in clauses (a) through (f) of this definition.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                       --------------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including
 ---------------
any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include endorsements
              --------
for collection or deposit in the ordinary course of business.

          "Hazardous Materials" means all explosive or radioactive substances or
           -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law and petroleum, petroleum products or distillates and associated oil or natural gas exploration, production and development wastes only to the extent that they are not exempted or excluded from being included as "hazardous substances," "hazardous materials," "hazardous wastes" and toxic substances under such Environmental Laws.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Hydrocarbon Interests" means all rights, titles, interests and
           ---------------------
estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

          "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural
           ------------
gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money (including principal, interest, fees and charges), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (including principal, interest, fees and charges), (c) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly received payment,
(d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business so long as the same are not 180 days overdue or, if overdue, are being contested in good faith and by appropriate proceedings), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all recourse obligations of such Person with respect to sales of accounts receivable which would be shown under GAAP on the balance sheet of such Person as a liability, (i) all obligations, contingent or otherwise, of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of bankers' acceptances and letters of credit guaranteeing Indebtedness, (j) all noncontingent obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of letters of credit other than those referred to in clause (i) above, (k) all obligations under leases which require such Person to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest at an imputed rate of interest, (l) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Indebtedness or Property of others, (m) obligations outstanding for 180 days or more to deliver goods or services including Hydrocarbons in consideration of advance payments, (n) any stock of such Person in which such Person has a mandatory obligation to redeem such stock within two (2) years after the Final Maturity Date (plus any extension of such date), but excluding mandatory redemptions in connection with Employment Arrangements, (o) all Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor, (p) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly received payment; and (q) all obligations of such Person under Hedging Agreements. The Indebtedness of any Person shall exclude obligations under leases which are characterized as operating leases.

          "Index Debt" means the Borrower's senior, unsecured, non-credit
           ----------
enhanced publicly held Indebtedness for borrowed money. On the Effective Date, Borrower's only Index Debt is its 7 1/8% Senior Notes Due 2011.

          "Interest Period" means with respect to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or (with the consent of each Lender) nine or twelve months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other
           --------
than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such

Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Issuing Bank" means JPMorgan Chase Bank, in its capacity as the
           ------------
issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.03(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to
          ----------------
a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
          ------------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lender Affiliate" means, (a) with respect to any Lender, (i) an
          -----------------
Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Lenders" means the Persons listed on Schedule 2.01 and any other
          ---------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Lending Office" means for each Lender the office specified under such
          ----------------
Lender's name on its signature page hereto, or in the Assignment and Acceptance pursuant to which it became a Lender, with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Borrower and the Administrative Agent with respect to such Type of Loan.

          "Letter of Credit" means any letter of credit issued pursuant to this
           ----------------
Agreement.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
          ----------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. If for any reason such rate is not available, the term "LIBO Rate" means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than
                                               --------  -------
one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
          -----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

          "Loan Documents" means this Agreement, the Subsidiary Guaranty
          ---------------
Agreements and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than Hedging Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

          "Loan Parties" means the Borrower and the Restricted Subsidiaries.
           ------------

          "Loans" means loans made by the Lenders to the Borrower pursuant to
           -----
Section 2.01(a).

          "Material Adverse Effect" means a material adverse effect on (a) the
          ------------------------
assets, liabilities, financial condition or operations of the Borrower and the Restricted Subsidiaries taken as a whole, as indicated in the most recent quarterly or annual financial statements (excluding decreases in hydrocarbon prices) delivered pursuant to Section 5.01 or (b) the ability of the Borrower and the Restricted Subsidiaries to perform their respective monetary obligations under this Agreement on a timely basis.

          "Material Indebtedness" means Funded Indebtedness (other than the
          ----------------------
Loans and Letters of Credit) of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $25,000,000.

          "Material Subsidiary" means any Restricted Subsidiary of the Borrower
          ---------------------
whose percentage of the Consolidated Net Tangible Assets represented by such Restricted Subsidiary's portion of such Consolidated Net Tangible Assets (after intercompany eliminations) exceeds 5% as of the end of the most recently completed fiscal quarter.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Oil and Gas Properties" means Hydrocarbon Interests; the Properties
           ----------------------
now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

          "Other Taxes" has the meaning set forth in Section 2.20(b).
           -----------

          "Payment Office" means the Administrative Agent's office located at
           --------------
712 Main Street, Houston, Texas 77002.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Percentage Share" means, as to any Lender, the fraction, expressed as
           ----------------
a percentage, the numerator of which is the amount of such Lender's Commitment and the denominator of which is the amount of the total Commitments.

          "Permitted Encumbrances" means:
           ----------------------

          (a) Liens imposed by law for taxes, assessments or other governmental charges or levies that are not yet due or are being contested in compliance with
Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law or created in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.04;

          (c) Liens (other than any inchoate lien imposed by ERISA) incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age or other similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and other similar obligations;

          (d) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

          (e) easements, rights-of-way, restrictions, servitudes, permits, reservations, exceptions, conditions, covenants and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

          (f) any Lien securing Indebtedness, neither assumed nor guaranteed by the Borrower or any of its Restricted Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Borrower or any Restricted Subsidiary for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, and any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (f) does not materially impair the use of the Property covered by such Lien for the purposes of which such Property is held by the Borrower or any of its Restricted Subsidiaries;

          (g) Liens reserved in oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases and Liens reserved in operating agreements, farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements;

          (h) defects, irregularities and deficiencies in title of any rights of way or other property of the Borrower or any Restricted Subsidiary which in the aggregate do not materially impair the use of such rights of way or other property for the purposes for which such rights of way and other property are held by the Borrower or any Restricted Subsidiary, and defects, irregularities and deficiencies in title to any property of the Borrower or its Restricted Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation;

          (i) royalties, overriding royalties, revenue interests, net revenue interests, production payments (other than production payments which constitute Indebtedness), advance payment obligations (other than obligations in respect of advance payment received by the Borrower or any Restricted Subsidiary in connection with the borrowing of money) and other similar burdens (i) now existing on Oil and Gas Properties now owned or (ii) as to Oil and Gas Properties hereafter acquired, existing at the time of acquisition by the Borrower or any of its Restricted Subsidiaries or (iii) entered into in the ordinary course of business;

          (j) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements (but only as otherwise not prohibited by this Agreement), farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of the Borrower or its Restricted Subsidiaries, provided such agreements are entered into in the ordinary course of business and contain terms customary for such agreements in the industry;

          (k) Liens arising from UCC financing statements regarding leases permitted by this Agreement; and

          (l) Liens incurred by the Borrower with the consent of the Required Lenders.

          "Permitted Investments" means:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest or second highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

          (e) investments in funds substantially all of the assets of which are of the type described in clause (a), (b) or (c) above;

          (f) loans or advances by Borrower or any Restricted Subsidiary to or investments in Borrower or a Person that is (or that simultaneously becomes) a Restricted Subsidiary;

          (g) loans or advances to employees of the Borrower or its Subsidiaries in the ordinary course of business not to exceed $2,000,000 in the aggregate at any one time outstanding;

          (h) loans made to employees of the Borrower or its Subsidiaries for the purposes of funding the exercise of outstanding options pursuant to the Borrower's stock option plans not to exceed $55,000,000 in the aggregate at any one time outstanding;

          (i) Guarantees permitted under Section 6.04; and

          (j) the Pure Partners Transactions.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Pure Partners" means Pure Partners, L.P., a Delaware limited
           -------------
partnership.

          "Pure Partners Agreements" means each of the following, as from time
           ------------------------
to time in effect:

          (a) the Amended and Restated Agreement of Limited Partnership of Pure Partners, L.P., dated January 31, 2001 by and among (i) Pure Resources I, Inc., a Delaware corporation ("Pure GP"), as General Partner, (ii) IP Petroleum Company, Inc., a Delaware corporation ("IPP"), and Southland Energy Company, a Texas corporation ("Southland"), each as a Class A Limited Partner, (iii) PK I, L.P., a Delaware limited partnership ("Pure LP1"), PK II, L.P., a Delaware limited partnership ("Pure LP2"), and PK III, L.P., a Delaware limited partnership ("Pure LP3"), each as a Class B Limited Partner, and (iv) International Paper Realty Corporation, a Delaware corporation ("IPRC"), Transtates Properties Incorporated, a Delaware corporation ("Transtates"), and PK IV, L.P., a Delaware limited partnership ("Pure LP4"), each as a Limited Partner;

          (b) the Contribution Agreement, dated as of January 29, 2001, among Pure GP, Pure LP1, Pure LP2, Pure LP3, Pure LP4, IPP, Southland, IPRC, Transtates and Pure Partners pursuant to which such Persons agreed to make certain capital contributions to Pure Partners;

          (c) the Master Offset Agreement, dated as of January 31, 2001, by and among Pure Partners, IPP and Southland, Transtates, IPRC and The Braniger Organization, Inc., an Illinois corporation;

          (d) the Senior Note Agreement dated January 31, 2001, between Pure Partners, as lender, and The Braniger Organization, Inc., as borrower, and the promissory note given to Pure Partners under such Senior Note Agreement;

          (e) the Indemnity Agreement dated as of January 31, 2001 by Pure Partners and Pure GP for the benefit of the parties named therein; and

          (f) Guaranty Agreement (relating to the above Indemnity Agreement) dated as of January 31, 2001 by Pure Resources, L.P. for the benefit of the parties named therein.

          "Pure Partners Transactions" means the transactions and obligations
           --------------------------
undertaken by Pure Partners, Pure GP, Pure LP1, Pure LP2, Pure LP3, and Pure LP4 under the Pure Partners Agreements, including without limitation the obligations of Pure Partners to refrain from guaranteeing the Loans, the obligations of Pure Partners to make or to refrain from making Restricted Payments or asset transfers, the Restricted Payments and asset transfers that Pure Partners is so obligated to make, the loans made to The Braniger Organization, Inc. by Pure Partners, and the cash management loans and cash reserve loans made to Pure Resources, L.P. by Pure Partners.

          "Put Arrangement" means an agreement of Borrower or any Restricted
           ---------------
Subsidiary to repurchase or otherwise make a Restricted Payment in respect of Equity Interests issued as consideration for an acquisition by Borrower or any Restricted Subsidiary after the Effective Date (for example, to repurchase such Equity Interests during a specified option period if a specified average closing price of such Equity Interests is below a specified price target), provided that the Pure Partners Agreements and the Pure Partners Transactions shall not be "Put Arrangements".

          "Put Arrangement Liability" means the amount which Borrower or any
           -------------------------
Restricted Subsidiary is obligated to pay in respect of Equity Interests under a Put Arrangement (whether or not then exercised by the holder thereof) to the extent such obligation is not contingent and at the time such obligation is not contingent. For this purpose, an obligation under a Put Arrangement to repurchase Equity Interests at the option of another Person is not contingent to the extent and at the time that the option is presently exercisable; provided
                                                                     --------
however, such an option exercisable during a specified future option period will
-------
also be treated as not contingent during the 180-day period immediately preceding the start of such option period to the extent a liability would have existed under the Put Arrangement if such 180-day period had been part of such option period.

          "Quarter Date" means the last day of each March, June, September and
           ------------
December in each year, the first of which shall be December 31, 2001; provided,
                                                                      --------
however, that if such day is not a Business Day, such Quarterly Date shall be
-------
the next succeeding Business Day.

          "Register" has the meaning set forth in Section 10.04.
           --------

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Exposures and
           ----------------
unused Commitments representing at least 51% of the sum of the total Exposures and unused Commitments at such time.

          "Restricted Investments" means (i) the cash amount or fair value (in
           ----------------------
the case of consideration other than cash) of any loans or advances to or investments in any Person other than Permitted Investments or (ii) the net asset value (being the fair value of its assets minus the fair value of its liabilities) of a Restricted Subsidiary at the time of its designation by Borrower as an Unrestricted Subsidiary. For purposes of determining "fair value" in this context, a determination by the board of directors of the Borrower or the applicable Restricted Subsidiary shall be sufficient with regard to consideration with fair value not exceeding $20,000,000 and the concurrence of the Administrative Agent shall be required for consideration in excess of $20,000,000.

          "Restricted Payment" means (a) any dividend or other distribution
           ------------------
(whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower, and (b) Restricted Investments.

          "Restricted Subsidiaries" means all Subsidiaries of the Borrower which
           ------------------------
are designated as a Restricted Subsidiary on Schedule 3.12 hereto or pursuant to Sections 5.09 or 6.13 hereof and which the Borrower has not redesignated as an Unrestricted Subsidiary pursuant to Section 6.13 hereof.

          "SEC PV-10" means estimated future net revenues from the production of
           ---------
proved oil and gas reserves, net of all production-related taxes, lease operating expenses and capital costs, discounted by a factor of 10% per annum, before income taxes and with no price or cost escalation or de-escalation (except for any contract prices in effect as of the date of the reserve report), in accordance with guidelines promulgated by the Securities and Exchange Commission.

          "S&P" means Standard & Poor's.
           ---

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

          "Subsidiary" means any subsidiary of the Borrower.
           ----------

          "Subsidiary Guaranty Agreement" means an agreement executed by each
           -----------------------------
Restricted Subsidiary guarantying, unconditionally, payment of all amounts owing and to be owing under or in connection with this Agreement, as the same may be amended, modified or supplemented from time to time.

          "Taxes" has the meaning set forth in Section 2.20(a).
           -----

          "364-Day Revolving Credit Facility" means the $250,000,000 revolving
           ---------------------------------
credit facility under that certain Credit Agreement dated as of September 29, 2000, among the Borrower, JPMorgan Chase Bank, as Administrative Agent, First Union National Bank, as Syndication Agent, and the lenders party thereto, together with any and all amendments and supplements thereto.

          "Transactions" means the execution, delivery and performance by the
           ------------
Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "UNOCAL" means Union Oil Company of California, or any one of its
           ------
successors or any one of its consolidated subsidiaries.

          "Unrestricted Subsidiary" means any Subsidiary other than a Restricted
           -----------------------
Subsidiary.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          Section 1.02. Terms Generally. The definitions of terms herein shall
                        ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word

"shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          Section 1.03. Accounting Terms; GAAP. Except as otherwise expressly
          -------------------------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II
                                   ----------

                                   The Credits
                                   -----------

          Section 2.01. Commitments.
                        -----------
          (a) Loans. Subject to the terms and conditions and relying on the
              -----
representations and warranties contained herein, each Lender severally agrees, on any Business Day, to make revolving credit Loans to the Borrower during the Availability Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, that the total Exposures at any one time outstanding
        --------  -------
shall not exceed the total Commitments. There may be more than one Borrowing with respect to Loans on any Business Day. Within the foregoing limits and subject to the conditions set out in Article IV, the Borrower may obtain Borrowings of Loans, repay or prepay such Loans, and reborrow such Loans. Any portion of each Lender's Commitment not utilized prior to the Final Maturity Date shall be permanently cancelled.

          (b) Types of Loans. The Loans made pursuant hereto by each Lender
              --------------
shall, at the option of the Borrower, be either ABR Loans or Eurodollar Loans and may be continued or converted pursuant to Section 2.11, provided that, except as otherwise specifically provided herein, all Loans made pursuant to the same Borrowing shall be of the same Type.

          (c) Commitments. Each Lender's Exposure shall not exceed at any one
              -----------
time the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Commitment".

          (d) Amounts of Borrowings, etc. The aggregate principal amount of each
              ---------------------------
Borrowing (i) of Eurodollar Loans shall be not less than $5,000,000 and shall be in an integral multiple of $1,000,000, and (ii) of ABR Loans shall be not less than $1,000,000 and shall be in an integral multiple of $100,000, except that any Borrowing of Loans that are ABR Loans may be in the aggregate amount of the unused total Commitments in effect at such time. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower
                                          --------  -------
shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than 10 separate Borrowings of Eurodollar Loans being outstanding at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

          Section 2.02. Borrowing Requests.
                        -------------------

          (a) Borrowing Requests. Whenever the Borrower desires to make a
              ------------------
Borrowing hereunder, it shall give Advance Notice in the form of a Borrowing Request, specifying, subject to the provisions hereof, (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day), (iii) whether the Loans being made pursuant to such Borrowing are to be ABR Loans or Eurodollar Loans, and
(iv) in the case of Eurodollar Loans, the Interest Period to be applicable thereto.

          (b) Notice by Administrative Agent. The Administrative Agent shall
              ------------------------------
promptly give each Lender facsimile or telephonic notice (and, in the case of telephonic notices, confirmed by facsimile or otherwise in writing) of the proposed Borrowing, of such Lender's Percentage Share thereof and of the other matters covered by the Advance Notice. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice, absent manifest error.

          Section 2.03. Letters of Credit. (a) General. Subject to the terms and
          -------------------------------      --------
conditions set forth herein, the Issuing Bank agrees to issue and the Borrower shall have the right to request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain
              ----------------------------------------------------------
Conditions. To request the issuance of a Letter of Credit (or the amendment,
-----------
renewal or extension of an
outstanding Letter of Credit), the Borrower shall give Advance Notice by hand delivery or facsimile (or transmitted by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent of a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000 and (ii) the sum of the total Exposures shall not exceed the total Commitments.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to
              ---------------
the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Final Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an
              --------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement
              -------------
in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon (Houston time), on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m. (Houston time), on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon (Houston time), on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m. (Houston time), on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that
                                                                 --------
the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Loans made by such Lender (and Section
2.04 shall apply, mutatis mutandis, to the payment obligations of the Lenders),
                  ------- --------
and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Borrower's obligation to reimburse LC
              --------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. Notwithstanding anything to the contrary contained in this clause
(f), the Borrower shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank to the extent arising out of the gross negligence or willful misconduct of the Issuing Bank (as finally determined by a court of competent jurisdiction). In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly
              -----------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC
              ----------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.06(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced
              -------------------------------
at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If the maturity of the Loans has been
              ----------------------
accelerated , on the Business Day that the Borrower receives notice from the Administrative Agent or the

Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit
                                     --------
such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VIII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure.

          Section 2.04. Disbursement of Funds.
                       -----------------------

          (a) Availability. No later than 2:00 p.m. (Houston time) on the date
              ------------
of each Borrowing, each Lender will make available to the Administrative Agent such Lender's Percentage Share of the amount (if any) by which the principal amount of the Borrowing requested to be made on such date exceeds the principal amount of Loans (if any) maturing on such date, in Dollars and in immediately available funds at the Payment Office or pursuant to the Borrower's written instructions to the Administrative Agent. The Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts (if any) so made available by the Lenders by depositing such amounts, in immediately available funds, to an account of the Borrower at the Administrative Agent designated by the Borrower for such purpose. To the extent that Loans mature on the date of a requested Borrowing of Loans, the Lenders shall apply the proceeds of the Loans then being made, to the extent thereof, to the repayment of such maturing Loans, such Loans intended to be a contemporaneous exchange.

          (b) Funds to the Administrative Agent. Unless the Administrative Agent
              ---------------------------------
shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's Percentage Share of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent may make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of a Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Effective Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this Section shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (c) Lenders' Responsibilities. No Lender shall be responsible for any
              -------------------------
default by any other Lender in its obligation to make Loans hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

          Section 2.05. Notes. Any Lender (including any Lender who becomes a
          --------------------
party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.04) may request that Loans made by it be evidenced by a promissory note (individually, a "Note" and collectively, "Notes"). In such event, the Borrower
                  ----                     -----
shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form of promissory note attached hereto as Exhibit B. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          Section 2.06. Interest. In all cases subject to Section 10.13:
          -----------------------

          (a) ABR Loans. Subject to Section 2.06(c), the Borrower agrees to pay
              ---------
interest in respect of the unpaid principal amount of each ABR Loan from the date thereof until payment in full thereof at a rate per annum which shall be, for any day, equal to the sum of the Applicable Rate (ABR Spread) plus the Alternate Base Rate in effect on such day, but in no event to exceed the Highest Lawful Rate. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including but not limited to the inability of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

          (b) Eurodollar Loans. Subject to Section 2.06(c), the Borrower agrees
              ----------------
to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date thereof until payment in full thereof at a rate per annum which shall be the sum of the Applicable Rate (Eurodollar Spread) plus the relevant Adjusted LIBO Rate, but in no event to exceed the Highest Lawful Rate.

          (c) Default Interest. Overdue principal and, to the extent permitted
              ----------------
by law, overdue interest in respect of each Loan and all other amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to two percent (2%) in excess of the Adjusted LIBO Rate plus the Applicable Rate or the Alternate Base Rate, as applicable to such Loan, in effect for each such day, and all other amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to two percent (2%) in excess of the Alternate Base Rate, but in no event shall any such rate exceed the Highest Lawful Rate.

          (d) Interest Payment Dates. Interest on each Loan shall accrue from
              ----------------------
and including the date of such Loan to but excluding the date of payment in full thereof. Interest on each Eurodollar Loan shall be payable on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after maturity, on demand. Interest on ABR Loans shall be payable on each Quarterly Date, commencing on the first of such days to occur after such Loan is made, at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

          (e) Notice by the Administrative Agent. The Administrative Agent, upon
              ----------------------------------
determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the Borrower and the Lenders thereof.

          Section 2.07. Interest Periods. In connection with each Borrowing of
          -------------------------------
Eurodollar Loans, the Borrower shall elect an Interest Period to be applicable to such Borrowing, which Interest Period shall begin on and include, as the case may be, the date selected by the Borrower as of the date of the Borrowing pursuant to Section 2.02(a), or at conversion from one Type of Loan to another pursuant to Section 2.11(e), or the date of expiration of the then current Interest Period applicable thereto, and end on but exclude the date which is either one, two, three, six or 12 months thereafter, as selected by the Borrower; provided that:
          --------

          (a) Business Days. If any Interest Period would otherwise expire on a
              -------------
day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, further, that if any Interest Period (other
                        ---------  -------
than in respect of a Borrowing of Eurodollar Loans the Interest Period of which is expiring pursuant to Section 2.15(b) hereof) would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (b) Month End. Any Interest Period which begins on the last Business
              ---------
Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to Section 2.07(c) below, end on the last Business Day of a calendar month;

          (c) Payment Limitations. No Interest Period shall extend beyond any
              -------------------
date that any principal payment or prepayment is scheduled to be due unless the aggregate principal amount of Borrowings which are Borrowings of ABR Loans or which have Interest Periods which will expire on or before such date, less the aggregate amount of any other principal payments or prepayments due during such Interest Period, is equal to or in excess of the amount of such principal payment or prepayment; and

          (d) Maturity Dates. No Interest Period with regard to Loans shall
             ---------------
extend beyond the Final Maturity Date.

          Section 2.08. Repayment of Loans. The Borrower will pay to the
          ---------------------------------
Administrative Agent for account of each Lender the outstanding principal amount of each Loan made by such Lender on or before the Final Maturity Date.

          Section 2.09. Termination or Reduction of Commitments. The Borrower
          ------------------------------------------------------
may, upon at least 10 Business Days' notice to the Administrative Agent, terminate entirely at any time the unused portions of the Commitments, or proportionately reduce from time to time by an aggregate amount of $1,000,000 or any larger multiple thereof, the unused portions of the Commitments, provided that any such reduction shall apply proportionately to the Commitment of each Lender. If the Commitments are terminated in their entirety, all accrued facility fees with respect thereto shall be payable on the effective date of such termination. The unused portions of the Commitments once terminated or reduced may not be reinstated.

          Section 2.10. Prepayments.
                        ------------

          (a) Voluntary Prepayments. The Borrower may, at its option, at any
              ---------------------
time and from time to time, prepay Loans, in whole or in part, without premium or penalty (other than funding losses, if any, resulting from such prepayment being made other than on the last day of an Interest Period with respect to any Eurodollar Loan as provided in Section 2.18), upon giving, in the case of a Eurodollar Loan, three Business Days' prior written notice to the Administrative Agent, and, in the case of an ABR Loan, one Business Day's prior written notice to the Administrative Agent. Such notice shall be irrevocable and specify the date and amount of prepayment and the Loan or Loans (including the Type thereof) to which such prepayment is to be applicable. The payment amount specified in such notice shall be due and payable on the date specified. Each prepayment of Loans shall be in the minimum principal amount of $1,000,000 or any larger multiple thereof or the aggregate balance outstanding on the applicable Notes. Each prepayment made pursuant to this Section shall be subject to Section 2.18 (as applicable) and shall be applied ratably to prepay the Loans of the several Lenders.

          (b) Notice by Administrative Agent. Upon receipt of a notice of
              ------------------------------
prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment.

          Section 2.11. Continuation and Conversion Options.
                        ------------------------------------

          (a) Continuation. The Borrower may elect to continue all or any part
              ------------
of any Borrowing of Eurodollar Loans beyond the expiration of the then current Interest Period relating thereto by giving Advance Notice to the Administrative Agent of such election, specifying the Eurodollar Loan or portion thereof to be continued and the Interest Period therefor. In the absence of such a timely and proper election with regard to Eurodollar Loans, the Borrower shall be deemed to have elected to convert such Eurodollar Loan to an ABR Loan pursuant to Section 2.11(d).

          (b) Amounts of Continuations. All or part of any Eurodollar Loan may
              ------------------------
be continued as provided herein, provided that any continuation of such Loan shall not result in a Borrowing of Eurodollar Loans in an amount other than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (c) Continuation or Conversion Upon Default. If no Default shall have
              ---------------------------------------
occurred and be continuing, each Eurodollar Loan may be continued or converted as provided in this Section. If a Default shall have occurred and be continuing, the Borrower shall not have the option to elect to continue any such Eurodollar Loan pursuant to Section 2.11(a) or to convert ABR Loans pursuant to Section 2.11(e).

          (d) Conversion to Alternate Base Rate. The Borrower may elect to
              ---------------------------------
convert any Eurodollar Loan on the last day of the then current Interest Period relating thereto to an ABR Loan by giving Advance Notice to the Administrative Agent of such election.

          (e) Conversion to Eurodollar Rate. The Borrower may elect to convert
              -----------------------------
any ABR Loan at any time or from time to time to a Eurodollar Loan by giving Advance Notice to the Administrative Agent of such election, specifying each Interest Period therefor.

          (f) Amounts of Conversions. All or any part of the outstanding Loans
              -----------------------
may be converted as provided herein, provided that any conversion of such Loans shall not result in a Borrowing of Eurodollar Loans in an amount other than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          Section 2.12. Fees. (a) The Borrower agrees to pay to the
          -------------------
Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate (Facility Fee Rate) on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Exposure after
            --------
its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date
                       --------
on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate (Eurodollar Spread) as interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, equal to the greater of (i) $500 or (ii) 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal, extension or negotiation of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees
                                                   --------
shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee which shall accrue at the Applicable Rate (Utilization Fee Rate) on the daily amount of such Lender's Exposure during the time the average daily aggregate amount of the total Exposures exceeds 33% of the total Commitments. Accrued utilization fees shall be payable in arrears on each Quarter Date. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances absent manifest error.

          Section 2.13. Payments, etc.
                        --------------

          (a) Without Setoff, etc. Except as otherwise specifically provided
              -------------------
herein, all payments under this Agreement shall be made to the Administrative Agent on behalf of the Lenders without defense, set-off or counterclaim to the Administrative Agent not later than 12:30 p.m. (Houston time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. The Administrative Agent will promptly thereafter distribute funds in the form received relating to the payment of principal or interest or fees ratably to the Lenders for the account of their respective Lending Offices, and funds in the form received relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office.

          (b) Non-Business Days. Whenever any payment to be made hereunder or
              -----------------
under any Note or any report or information to be delivered hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (except as otherwise provided in Section 2.07) and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

          (c) Computations. All computations of interest shall be made on the
              ------------
basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) in the case of Eurodollar Loans, and 365 or 366 days (as the case may be) in the case of ABR Loans, and all computations of fees shall be made on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except for manifest error, be final, conclusive and binding for all purposes, provided that such determination shall be made in good faith in a manner generally consistent with the Administrative Agent's standard practice. If the Administrative Agent and the Borrower determine that manifest error exists, such parties shall correct such error by way of an adjustment to the payment due on the next Quarterly Date.

          Section 2.14. Interest Rate Not Ascertainable, etc. In the event that
          ---------------------------------------------------
the Administrative Agent shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Eurodollar Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, or any Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate, then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower and to the Lenders of such determination. Until the Administrative Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be immediately suspended; any Eurodollar Loan that is requested (by continuation, conversion or otherwise) shall instead be made as an ABR Loan, and any outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period applicable thereto, to an ABR Loan.

          Section 2.15. Illegality.
                        -----------

          (a) Determinations of Illegality. In the event that any Lender shall
              ----------------------------
have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Loan has become unlawful due to the introduction of or any change in or in the interpretation of any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to the Borrower and the other Lenders).

          (b) Eurodollar Loans Suspended. Upon the giving of the notice to the
              --------------------------
Borrower referred to in Section (a) above, (i) the Borrower's right to request (by continuation, conversion or otherwise) and such Lender's obligation to make Eurodollar Loans shall be immediately suspended, and any such requested Eurodollar Loan shall instead be made as an ABR Loan, and (ii) if the affected Eurodollar Loan or Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Administrative Agent and the affected Lender, convert each such Eurodollar Loan into an ABR Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section.

          Section 2.16. Increased Costs.
                        -----------------

          (a)  Eurodollar Regulations, etc. If, by reason of (x) after the date
               ---------------------------
hereof, the introduction of or any change (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request made after the date hereof by any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

               (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Loans or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income or gross receipts of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

               (ii) any reserve (including, but not limited to, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Loans or its obligations to make Eurodollar Loans shall be imposed on any Lender or its applicable Lending Office or the interbank Eurodollar market or the secondary certificate of deposit market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Loans (except to the extent already included in the determination of the applicable Eurodollar
Rate) or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then the Borrower shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to the Administrative Agent), pay to such Lender, within 30 days after the date specified in such notice and demand, additional amounts determined by such Lender in a reasonable manner to be sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost and the calculation thereof, submitted to the Borrower and the Administrative Agent by such Lender, shall, except for manifest error, be final, conclusive and binding for all purposes, provided that the determination of such amount shall be made in good faith in a manner generally consistent with such Lender's standard practice.

          (b) Costs. If any Lender shall advise the Administrative Agent that at
              -----
any time, because of the circumstances described in clauses (x) or (y) in
Section 2.16(a) or any other circumstances arising after the Effective Date affecting such Lender or the interbank Eurodollar market or such Lender's position in such market, the Eurodollar Rate, as determined in good faith by the Administrative Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Loans, then, and in any such event:

               (i) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower and to the Lenders of such advice; and

               (ii) the Borrower's right to request and such Lender's obligation to make Eurodollar Loans shall be immediately suspended, any such Eurodollar Loan that is requested (by continuation, conversion or otherwise) shall instead be made as an ABR Loan, and any such outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period applicable thereto, to an ABR Loan.

          (c)  Capital Adequacy. If, by reason of (i) after the date hereof, the
               ----------------
introduction of or any change (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request made after the date hereof by any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law) affects or would affect the amount of capital required to be maintained by any Lender or any corporation controlling such Lender, and the amount of such capital is increased by or based upon the existence of such Lender's Commitment to lend hereunder and other commitments of this type or of the Letters of Credit (or similar contingent obligations), then, within 30 days after written request therefor by such Lender (with a copy of such request to the Administrative Agent), the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for the increased cost of such additional capital in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitment to lend hereunder or to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and the calculation thereof, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination of such amount shall be made in good faith in a manner generally consistent with such Lender's standard practice.

          (d)  Issuing Bank. The rights and benefits of the Lenders under this
               ------------
Section 2.16 shall also apply to the Issuing Bank in its capacity as such.

          (e)  Notice. The Borrower shall not be obligated to compensate any
               ------
Lender pursuant to this Section 2.16 for any amounts attributable to a period more than 90 days prior to the giving of notice by such Lender to the Borrower of its intention to seek compensation under this Section 2.16.

          Section 2.17. Change of Lending Office. Each Lender agrees that it
          ---------------------------------------
will use reasonable efforts to designate an alternate Lending Office with respect to any of its Eurodollar Loans affected by the matters or circumstances described in Sections 2.14, 2.15 or 2.16 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion.

          Section 2.18. Funding Losses. The Borrower shall compensate each
          -----------------------------
Lender, upon its written request (which request shall set forth the basis for requesting such amounts and which request shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all actual losses, expenses and liabilities (including, but not limited to, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Loans to the extent not recovered by the Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain (i) if for any reason (other than a default by such Lender) a Borrowing of Eurodollar Loans does not occur on the date specified therefor in a Borrowing Request (whether or not withdrawn),
(ii) if any repayment (or conversion pursuant to Section 2.15 or otherwise) of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, the Borrower defaults in its obligation to repay its Eurodollar Loans when required by the terms of this Agreement.

          Section 2.19. Sharing of Payments, etc. If any Lender shall obtain any
          ---------------------------------------
payment or reduction (including, but not limited to, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of any obligation of the Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and the Administrative Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 2.20. Taxes.
                        ------

          (a)  Payments Free and Clear. Any and all payments by the Borrower
               -----------------------
under this Agreement or any other Financing Document shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case
                                                        ---------
of the Administrative Agent, the Issuing Bank and each Lender, taxes imposed on or measured by its income or receipts, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has a permanent establishment (or is otherwise engaged in the active conduct of its banking business through an office or a branch) which is such Lender's applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Administrative Agent, the Issuing Bank or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which the Administrative Agent, the Issuing Bank or such Lender is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities so arising out of payments by the Borrower being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any
                -----
Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Bank or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Lender, the Issuing Bank or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) Other Taxes. In addition, the Borrower agrees to pay to the
              -----------
relevant Governmental Authority any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment and Acceptance or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) Indemnification. The Borrower will indemnify each Lender, the
              ---------------
Issuing Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including, but not limited to, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) paid by such Lender, the Issuing Bank or the Administrative Agent (on their behalf or on behalf of any Lender), as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, which are paid or arise no more than 90 days prior to written demand therefor by such Lender, the Issuing Bank or the Administrative Agent. Any payment pursuant to such indemnification shall be made within 30 days after the date any Lender, the Issuing Bank or the Administrative Agent, as the case may be, makes written demand therefor. If any Lender, the Issuing Bank or the Administrative Agent receives a refund or credit in respect of any Taxes or Other Taxes for which such Lender, the Issuing Bank or the Administrative Agent has received payment from the Borrower hereunder it shall promptly notify the Borrower of such refund or credit and shall, as promptly as reasonably practicable, pay an amount equal to such refund or credit to the Borrower without interest (but with any interest so refunded or credited), provided that the Borrower, upon the request of such Lender, the Issuing Bank or the Administrative Agent, agrees to return such refund or credit (plus penalties, interest or other charges) to such Lender, the Issuing Bank or the Administrative Agent in the event such Lender, the Issuing Bank or the Administrative Agent is required to repay such refund or credit.

          (d) Receipts. Within 30 days after the date of any payment of Taxes or
              --------
Other Taxes withheld by the Borrower in respect of any payment to any Lender, the Issuing Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

          (e) Survival. Without prejudice to the survival of any other agreement
              --------
contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of principal and interest hereunder.

          (f) Lender Representations. Each Lender represents that it is either
              ----------------------
(i) a corporation organized under the laws of the United States of America or any state thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Administrative Agent on the Effective Date, or on the date of its delivery of the Assignment and Acceptance pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Administrative Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal
                                      -----------------------
Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In
                                              -----------------------
addition, each Lender agrees that if it previously filed a Form 4224 Certification it will deliver to the Borrower and the Administrative Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower and the Administrative Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of
                                           --------
the Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) applicable law, regulation or treaty, or in any official application thereof or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Administrative Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Administrative Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate, provided that such withholding shall not increase the amount of payments for the account of such Lender to be made by the Borrower pursuant to Section 2.20(a). Each Lender agrees to indemnify and hold harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Administrative Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section or (ii) the Borrower or the Administrative Agent as a result of their reliance on any such form or certificate which it has provided to them pursuant to this Section.

          (g) Efforts to Avoid or Reduce. Any Lender claiming any additional
              --------------------------
amounts payable pursuant to this Section 2.20 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Administrative Agent or to change the jurisdiction of its applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

          Section 2.21. Pro Rata Treatment. Except as required under Section
          --------------------------------
2.15, 2.16 or 2.18, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the fees, each reduction of the Commitments, and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated ratably and pro rata among the Lenders in accordance with their respective Percentage Shares. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's portion of such Borrowing to the next higher or lower whole dollar amount.

          Section 2.22. Replacement Lenders. If any Lender elects to pass
          ----------------------------------
through to the Borrower any charge, cost or tax under Sections 2.16 or 2.20 or terminates the availability of Eurodollar Loans for any period of time under Sections 2.14 or 2.15, the Borrower may elect to terminate such Lender as a party to this Agreement; provided that, prior to or concurrently with such
                         --------
termination, if an Event of Default has occurred which is continuing, the Borrower must receive the consent of the Administrative Agent and either (i) pay to the terminated Lender all principal, interest, fees, costs and other Obligations owed to such Lender and accrued though the date of termination and terminate such Lender's Commitment to make Advances hereunder, in which event the total Commitments shall be reduced by the Commitment of the terminated Lender, or (ii) arrange for one or more Eligible Transferees to purchase the rights and duties of the terminated Lender pursuant to Section 10.04, in which event the terminated Lender will assign all of such rights and duties to such Eligible Transferees.

                                   ARTICLE III
                                   -----------

                         Representations and Warranties
                         ------------------------------

          The Borrower represents and warrants to the Lenders and the Issuing Bank that:

          Section 3.01. Organization; Powers. Each of the Borrower and its
          ----------------------------------
Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to carry on its business as now conducted and, where the failure to do so, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          Section 3.02. Authorization; Enforceability. The Transactions are
          -------------------------------------------
within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          Section 3.03. Governmental Approvals; No Conflicts. The Transactions
          --------------------------------------------------
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or other Person, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries.

          Section 3.04. Financial Condition; No Material Adverse Effect. (a) The
          -------------------------------------------------------------
Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2000, reported on by KPMG, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2001, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Since June 30, 2001, there has been No Material Adverse Effect.

          Section 3.05. Properties. (a) Each of the Borrower and its Restricted
          ------------------------
Subsidiaries has indefeasible title to, or valid leasehold interests in, all of its real and personal property material to its business, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, free and clear of all Liens except Liens permitted by Section 6.02.

          (b) Each of the Borrower and its Restricted Subsidiaries owns (free and clear of all Liens except Liens permitted by Section 6.02), or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          Section 3.06. Litigation and Environmental Matters. (a) There are no
          --------------------------------------------------
actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries which would, individually or in the aggregate, result in a Material Adverse Effect (other than the Disclosed Matters).

          (b) Except for the Disclosed Matters, neither the Borrower nor any of its Subsidiaries:

                    (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law;

                    (ii)  has become subject to any Environmental Liability;

                    (iii) has received notice of any claim with respect to any Environmental Liability; or

                    (iv)  knows of any basis for any Environmental Liability;

which would individually or in the aggregate result in a Material Adverse
Effect.

          Section 3.07. Compliance with Laws and Agreements. Each of the
          --------------------------------------------------
Borrower and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, where the failure to do so, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          Section 3.08. Investment and Holding Company Act Status. Neither the
          -------------------------------------------------------
Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          Section 3.09. Taxes. Each of the Borrower and its Restricted
          -------------------
Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it to the extent that the failure to do so would reasonably be expected to result in a Material Adverse Effect, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves.

          Section 3.10. ERISA No ERISA Event has occurred or is reasonably
          -------------------
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

          Section 3.11. Disclosure. None of the reports, financial statements,
          ------------------------
certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than industry-wide risks normally associated with the types of business conducted by the Borrower); provided that, with respect to projected financial information
               --------
and reserve evaluations, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          Section 3.12. Subsidiaries. As of the Effective Date, Borrower has no
          --------------------------
Subsidiaries other than those listed on Schedule 3.12 hereto. As of the Effective Date, Schedule 3.12 sets forth the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of Borrower's ownership of the outstanding Equity Interests of each Subsidiary directly owned by Borrower, and the percentage of each Subsidiary's ownership of the outstanding Equity Interests of each other Subsidiary. All of the outstanding Equity Interests of Borrower and each Subsidiary has been validly issued, are fully paid, and nonassessable. Except as reflected in the Borrower's financial statements delivered to the Agent and filings with the Securities and Exchange Commission as of the time this representation is made or deemed made, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into any Equity Interests of the Borrower or any Subsidiary.
Schedule 3.12 also designates all Restricted Subsidiaries existing on the Effective Date.

          Section 3.13. Margin Securities. Neither the Borrower nor any
          -------------------------------
Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock in violation of said Regulations U or X.

                                   ARTICLE IV
                                   ----------

                                   Conditions
                                   ----------

          Section 4.01. Effective Date. The obligations of the Lenders to make
          ----------------------------
Loans and participate in the issuance of Letters of Credit, and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Thompson & Knight, L.L.P., counsel for the Borrower, substantially in the form of Exhibit C. The Borrower hereby requests such counsel to deliver such opinion.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (f) The 364-Day Revolving Credit Facility shall have been fully and finally paid on or before the date of the first Borrowing.

          (g) The results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in all applicable jurisdictions evidencing, to the reasonable satisfaction of the Administrative Agent, that the Liens indicated by such financing statements or similar documents (if any) are permitted by Section 6.02 or have been released or will be released on the Effective Date.

          (h) The Administrative Agent shall have received a duly executed Subsidiary Guaranty Agreement in the form of Exhibit D from each Restricted Subsidiary other than Pure Partners and from Pure Partners whenever the restrictions in the Pure Partners Agreements which prevent Pure Partners from executing and delivering such Subsidiary Guaranty Agreement are no longer in effect.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

          Section 4.02. Each Credit Event. The obligation of each Lender to make
          -------------------------------
a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit and of the Lenders to participate in the issuance, amendment, renewal or extension of any Letter of Credit is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                    ARTICLE V
                                    ---------

                              Affirmative Covenants
                              ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders and the Issuing Bank that:

          Section 5.01. Financial Statements and Other Information. The Borrower
          --------------------------------------------------------
will furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception) acceptable to Administrative Agent to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01 and 7.02 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (e) promptly following any request therefor, such other information which the Borrower possesses regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent may reasonably request (in sufficient copies for the Administrative Agent to deliver to all Lenders).

          Section 5.02. Notices of Material Events. The Borrower, promptly after
          ----------------------------------------
it becomes aware of the following, will furnish to the Administrative Agent and each Lender written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

          (d) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment; and

          (e) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          Section 5.03. Existence; Conduct of Business. The Borrower will, and
          --------------------------------------------
will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business where the failure to do so would reasonably be expected to result in a Material Adverse Effect; provided that the foregoing
                                                 --------
shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          Section 5.04. Payment of Obligations. The Borrower will, and will
          -----------------------------------
cause each of its Restricted Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

          Section 5.05. Maintenance of Properties; Insurance. The Borrower will,
          --------------------------------------------------
and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.

          Section 5.06. Books and Records; Inspection Rights. The Borrower will,
          --------------------------------------------------
and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, and to discuss its affairs, finances and condition with its officers during normal business hours; provided however, that the Borrower may coordinate such visits and inspection at
-------- -------
reasonable times and interval to include more than one Lender if more than one Lender requests such visits and inspections.

          Section 5.07. Compliance with Laws, Material Contractual Obligations.
          --------------------------------------------------------------------
The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, and all indentures, agreements and other instruments binding upon it or its property, where the failure to do so, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          Section 5.08. Use of Proceeds and Letters of Credit. The proceeds of
          ---------------------------------------------------
the Loans will be used only for (a) the payment in full of the 364-Day Revolving Credit Facility, (b) for working capital and (c) general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be issued only for general corporate purposes of the Borrower and its Restricted Subsidiaries.

          Section 5.09. Additional Subsidiaries. If any additional Subsidiary is
          -------------------------------------                                -
formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof and, if such Subsidiary will be a Restricted Subsidiary, the Borrower will cause such Subsidiary to execute a Subsidiary Guaranty Agreement within thirty days after such Subsidiary is formed or acquired, provided that Pure Partners shall not be obligated to give a Subsidiary Guaranty Agreement until such time as the restrictions in the Pure Partners Agreements on giving such Subsidiary Guaranty Agreement are no longer in effect.

          Section 5.10. Environmental Matters. The Borrower has established and
          -----------------------------------
implemented, or will establish and implement, and will cause each of its Restricted Subsidiaries to establish and implement, such procedures as may be necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all property of the Borrower and its Restricted Subsidiaries and the operations conducted thereon are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil or solid wastes are disposed of or otherwise released on or to any property owned by the Borrower or its Restricted Subsidiaries except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil or hazardous substance is released on or to any such property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

                                   ARTICLE VI
                                   ----------

                               Negative Covenants
                               ------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders and the Issuing Bank that:

          Section 6.01. Indebtedness. The Borrower will not (i) incur or assume
          --------------------------
any Funded Indebtedness either secured by Liens on any property of the Borrower or consisting of Capital Lease Obligations nor (ii) except for the Pure Partners Transactions, permit any Restricted Subsidiary to incur or assume any Funded Indebtedness (whether or not secured by any Liens on any assets of the Restricted Subsidiary), in an aggregate principal amount in respect to the Funded Indebtedness under clauses (i) and (ii) (but without duplication) exceeding $35,000,000 at any one time outstanding. The foregoing limitation shall exclude and not limit the following:

          (a) Funded Indebtedness created under the Loan Documents;

          (b) Funded Indebtedness existing on the date hereof and set forth on
Schedule 6.01 and extensions, renewals and replacements of any such Funded Indebtedness that do not increase the outstanding principal amounts thereof;

          (c) Funded Indebtedness of any Restricted Subsidiary owing to the Borrower or to another Restricted Subsidiary;

          (d) Guaranties by any Restricted Subsidiary of Funded Indebtedness of the Borrower which is not prohibited by this Section;

          (e) Funded Indebtedness of the Borrower secured by Liens permitted under Section 6.02 (a) through (c);

          (f) Guarantees in respect of Funded Indebtedness permitted under
Section 6.04; and

          (g) Funded Indebtedness of the Borrower under the 5-Year Revolving Credit Facility.

For purposes hereof, the amount of any such Funded Indebtedness shall be deemed to be, in the case of clause (i), the lesser of the liability of Borrower in respect of such Funded Indebtedness or the book value of the property securing such Funded Indebtedness and, in the case of clause (ii), the liability of the Restricted Subsidiary in respect of such Funded Indebtedness.

          Section 6.02. Liens. The Borrower will not, and will not permit any
          -------------------
Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

          (a) Permitted Encumbrances;

          (b) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset
      --------
of the Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary;

provided that (i) such Lien is not created in contemplation of or in connection
--------
with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such security
                                              --------
interests secure Indebtedness permitted under Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary; and

          (e) Liens securing Indebtedness permitted by Section 6.01.

          Section 6.03. Fundamental Changes. Except for the Pure Partners
          ---------------------------------
Transactions (but only for so long as the applicable Pure Partners Agreements are in full force and effect), the Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary; provided
                                                                      --------
that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by
Section 6.06, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Restricted Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (v) any Restricted Subsidiary may merge or may sell, transfer, lease or otherwise dispose of its assets in a transaction in which a Restricted Subsidiary is not the surviving entity or the transferee provided that such transaction is permitted under Section 6.06 or Section 6.10.

Borrower will not, and will not permit any of its Restricted Subsidiaries to, permit any material change in the character of the business of the Borrower and the Restricted Subsidiaries taken as a whole, as carried on at the date hereof, except as may be permitted pursuant to this Agreement.

          Section 6.04. Guarantees. Borrower will not, and will not permit any
          ------------------------
Restricted Subsidiary to, create, incur, assume or permit to exist liability in respect on a Guarantee of Indebtedness of a Person other than of Borrower or a Restricted Subsidiary where such liability under all such Guarantees exceeds $25,000,000 in the aggregate at any one time.

          Section 6.05. Hedging Agreements. The Borrower will not, and will not
          --------------------------------
permit any of its Restricted Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities; provided, however, the Borrower will not and will not permit any Restricted
--------  -------
Subsidiary to enter into any Hedging Agreement with respect to Hydrocarbons at any one time outstanding for amounts in the aggregate in excess of 85% of all gas production and 85% of all oil production from Borrower's consolidated proved producing properties.

          Section 6.06. Restricted Payments. (a) The Borrower will not, and will
          ---------------------------------
not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Borrower may declare and pay dividends with respect to its capital stock not to exceed $10,000,000 in the aggregate in any fiscal year, (ii) Restricted Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (iv) Borrower or any Restricted Subsidiary may make Restricted Payments in respect of Employment Arrangements (including but not limited to purchase of Equity Interests in Borrower), (v) Borrower or any Restricted Subsidiary may make a Restricted Payment pursuant to a Put Arrangement, (vi) Borrower or any Restricted Subsidiary may make dividends or distributions of common Equity Interests or options or rights to acquire common Equity Interests, (vii) a Restricted Subsidiary may make Restricted Payments pursuant to the Pure Partners Transactions (but only for so long as the applicable Pure Partners Agreements are in full force and effect), and (viii) Borrower or any Restricted Subsidiary may make other Restricted Payments (other than cash dividends on its common Stock) provided that immediately after giving effect to such Restricted Payments under this clause (viii), the aggregate amount of Restricted Payments made under this clause (viii) after September 30, 2000 does not exceed the sum of (A) $60,000,000 plus (B) 50% of Borrower's consolidated quarterly net income (if positive) for each calendar quarter ended during the applicable Calculation Period, plus (C) all interest and principal payments, dividends, distributions and other proceeds received by Borrower or any Restricted Subsidiary in respect of any Restricted Investment during the applicable Calculation Period, plus (D) all Restricted Investments in any Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary. As used above, the applicable "Calculation Period" with respect to a Restricted Payment means the period (taken as one accounting period) from and after June 30, 2000 to and including the last day of the fiscal quarter ended immediately preceding the date of such Restricted Payment.

          (b) The Borrower will maintain and evidence to the Administrative Agent a commitment for funding the amount of any Put Arrangement Liability, which may include, but is not limited to, availability under this Agreement or under the 5-Year Revolving Credit Facility.

          Section 6.07. Transactions with Affiliates. The Borrower will not, and
          ------------------------------------------
will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions which involve an outflow of money or other property from the Borrower or its Restricted Subsidiaries to an Affiliate of the Borrower or its Restricted Subsidiaries with, any of its Affiliates, except (a) at prices and on terms and conditions within such transaction taken as a whole that are not materially less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Restricted Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.06. Notwithstanding the foregoing, the restrictions set forth in this Section shall not apply to the payment of reasonable and customary fees to directors who are not employees of the Borrower or the payment of reasonable financial advisory and similar fees to equity investors in the Borrower or its Subsidiaries who are not employees.

          Section 6.08. Restrictive Agreements. The Borrower will not, and will
          ------------------------------------
not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to
                             --------
restrictions and conditions imposed by laws, regulations or orders of any Governmental Authority or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not prohibit provisions in indentures which relate to Subsidiary Guarantees which do not prohibit Guarantees contemplated by this Agreement, and (v) the foregoing shall not apply to the Pure Partners Agreements and the Pure Partners Transactions for as long as they remain in effect.

          Section 6.09. Change in Fiscal Year. The Borrower will not change the
          -----------------------------------
manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal year is calculated.

          Section 6.10. Asset Sales. The Borrower will not, and will not permit
          -------------------------
any of the Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest in a Restricted Subsidiary owned by it, nor will the Borrower permit any of Restricted Subsidiaries to issue any additional Equity Interest in such Restricted Subsidiary, except:

          (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

          (b) sales, transfers and dispositions by a Subsidiary to the Borrower or another Restricted Subsidiary;

          (c) sales of Oil and Gas Properties which have no volumes classified as proved reserves on the most recent Reserve Report;

          (d) sales of Oil and Gas Properties or Equity Interests in a Restricted Subsidiary whose assets consist, in all material respects, of Oil and Gas Properties which have volumes classified as proved reserves on the most recent Reserve Report, not to exceed 10% of the previous year's SEC PV-10 for proved reserves;

          (e) the Pure Partners Transactions; and

          (f) other sales, transfers and dispositions not to exceed $10,000,000 in the aggregate in any fiscal year.

          Section 6.11. Sale and Leaseback Transactions. The Borrower will not,
          ---------------------------------------------
and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset; provided that the aggregate costs of any sales permitted by this Section
       --------
shall not exceed $25,000,000.

          Section 6.12. "Margin Calls" on Hedging Agreements. With respect to
          -------------  -----------------------------------
Hedging Agreements, neither the Borrower nor any Subsidiary shall post cash or any other collateral or credit support whatsoever (other than letters of credit) in response to a call on Borrower or any

Subsidiary for credit support or eligible collateral in an aggregate amount greater than $20,000,000 for all Hedging Agreements.

          Section 6.13. Designation of Restricted Subsidiaries. Borrower shall
          ----------------------------------------------------
not designate a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary if a Default has occurred which is continuing or if, after giving effect thereto, a Default shall exist or shall result from such designation.

                                   ARTICLE VII
                                   -----------

                               Financial Covenants
                               -------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated, all LC Disbursements shall have been reimbursed, and all other Obligations satisfied in full, the Borrower covenants and agrees with the Lenders and the Issuing Bank that:

          Section 7.01. Adjusted Consolidated Net Worth. The Borrower will at
          ---------------------------------------------
all times maintain Adjusted Consolidated Net Worth (as defined below) in an amount not less than $300,000,000. As used in this Agreement, "Adjusted Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower, adjusted to exclude (a) the effects of common stock of the Borrower being repurchased or being subject to repurchase under employment arrangements accounted for as variable plans under APB Opinion No. 25 (provided that any new arrangements entered into after the Effective Date as well as any amendments to arrangements existing on the Effective Date, shall not be excluded from consideration to the extent that such arrangements materially increase the Borrower's obligations), and (b) the after tax effects of the following events (i) write-downs after June 30, 2000 under FASB Statement No. 19, (ii) non-cash write-ups or write-downs of assets after June 30, 2000 under FASB Statement No. 121, (iii) non-cash gains, losses or adjustments after June 30, 2000 under FASB Statement No. 133, (iv) non-cash charges to earnings for options or stock issued and accounted for under APB Opinion No. 25 or FASB Statement 123, and (v) post-Effective Date changes in GAAP.

          Section 7.02. Debt Coverage Ratios. The Borrower shall not at any time
          ----------------------------------
permit the ratio of Funded Indebtedness as of such date to cumulative EBITDAX for the four (4) fiscal quarters most recently ended for which Borrower has delivered financial statements pursuant to Section 5.01(a) or (b) to exceed 4.0 to 1.0.

                                  ARTICLE VIII
                                  ------------

                                Events of Default
                                -----------------

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days in the case of interest and fees, and 30 Business Days in the case of any other amount (other than an amount referred to in clause (a) of this Article);

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lender);

          (f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (other than a payment which is contested in good faith by appropriate proceeding) and such failure shall continue unremedied for a period of three Business Days;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity and such event or condition shall continue unremedied beyond any applicable period of grace;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, results in a Material Adverse Effect;

          (m) a Change in Control shall occur;

          (n) an "Event of Default" shall occur under the 5-Year Revolving Credit Facility; or

          (o) any Subsidiary Guaranty Agreement shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void and the Restricted Subsidiary party thereto fails to execute an enforceable and effective Subsidiary Guaranty Agreement in replacement thereof, or the validity or enforceability thereof shall be contested by the Restricted Subsidiary party thereto or such Restricted Subsidiary shall deny it has any further liability or obligation thereunder or shall fail to perform its obligations thereunder;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX
                                   ----------

                            The Administrative Agent
                            ------------------------

          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and with the approval of the Borrower, appoint a successor Administrative Agent; provided, however Borrower's approval shall not be required if an Event of Default shall have occurred and be continuing. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                    ARTICLE X
                                    ---------

                                  Miscellaneous
                                  -------------

          Section 10.01. Notices. Except in the case of notices and other
          ----------------------
communications expressly permitted to be given by telephone and except for financial statements and notices to be delivered pursuant to Section 5.01 or
5.02 which may be delivered electronically, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 500 West Illinois, Midland, Texas 79701, Attention of John L. Benfatti (Telecopy No. (915) 687-4023);

          (b) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Muniram Appanna (Telecopy No. (212) 552-3295), with a copy to JPMorgan Chase Bank, 600 Travis, 20th Floor, Houston, Texas 77002, Attention of Peter M. Licalzi (Telecopy No. (713) 216-4117);

          (c) if to any other Lender, to it at its address (or telecopy number) set forth under such Lender's name on its signature page hereto; and

          (d) if to the Issuing Bank, to it at JPMorgan Chase Bank, 600 Travis, 20th Floor, Houston, Texas 77002, Attention of Robert C. Mertensotto (Telecopy No. 713/216-4117).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          Section 10.02. Waivers; Amendments. (a) No failure or delay by the
          ----------------------------------
Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no
                                                               --------
such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) releases the obligations of any Restricted Subsidiary under its Subsidiary Guaranty Agreement, without the written consent of each Lender, (v) change Sections 2.19 and 2.21 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender.

          Section 10.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower
          -------------------------------------------------
shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), which fees, charges and disbursements shall be based on the work performed and not on the value of the transactions contemplated herein, (ii) all out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, each Lender or the Issuing Bank, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or the Issuing Bank, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrower agrees to indemnify the Administrative Agent, the Issuing Bank, each Lender and J.P. Morgan Securities Inc., as sole arranger and bookrunner, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless
                        ----------
from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such
                                                         --------
indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Lenders under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Lenders, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim,
        --------
damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Lenders in its capacity as such.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) the foregoing indemnities shall extend to the Indemnitees notwithstanding the sole or concurrent negligence of every kind or character whatsoever (other than gross negligence or willful misconduct), whether active or passive, whether an affirmative act or an omission, including without limitation, all types of negligent conduct identified in the restatement (second) of torts of one or more of the Indemnitees or by reason of strict liability imposed without fault on any one or more of the Indemnitees. to the extent that an Indemnitee is found to have committed an act of gross negligence or willful misconduct, this contractual obligation of indemnification shall continue but shall only extend to the portion of the claim that is deemed to have occurred by reason of events other than the gross negligence or willful misconduct of the Indemnitee.

          (f) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

          Section 10.04. Successors and Assigns. (a) The provisions of this
          -------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except
                                                       --------
in the case of an assignment to a Lender or a Lender Affiliate, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise
                   ----------------
required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's
                            -----------
rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's
                                       --------
obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.18 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19 as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that is not a corporation organized under the laws of the United States of America or any state thereof, shall comply with and be subject to the provisions of Section 2.20(f) as though it were a Lender hereunder. If such Participant fails to comply with the provisions of Section 2.20(f), such Participant shall not be entitled to the benefits of Section 2.20.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest
          --------
shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          Section 10.05. Survival. All covenants, agreements, representations
          -----------------------
and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount (including, without limitation any LC Disbursement) payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 2.18 and 2.20 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and LC Disbursements, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          Section 10.06. Counterparts; Integration; Effectiveness. This
          -------------------------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 10.07. Severability. Any provision of this Agreement held to
          ---------------------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          Section 10.08. Right of Setoff. If an Event of Default shall have
          ------------------------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          Section 10.09. Governing Law; Jurisdiction; Consent to Service of
          -----------------------------------------------------------------
Process. (a) This Agreement shall be construed in accordance with and governed
-------
by the law of the State of Texas.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Texas or of the United States of America for the Southern District of Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          Section 10.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES,
          -----------------------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          Section 10.11. Headings. Article and Section headings and the Table of
          -----------------------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          Section 10.12. Confidentiality. Each of the Administrative Agent and
          ------------------------------
the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an executed written agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the written consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or a party to this Agreement. For the purposes of this Section, "Information" means all information received from the
                           -----------
Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the
--------
date hereof, such information is clearly identified at the time of delivery as confidential.

          Section 10.13. Interest Rate Limitation. Notwithstanding anything
          ---------------------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the
                                                     -------
maximum lawful rate (the "Maximum Rate") which may be contracted for, charged,
                          ------------
taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          Section 10.14. UNOCAL. Administrative Agent and Lenders acknowledge
          ---------------------
and agree that they shall have no claim or recourse to UNOCAL or any of its Subsidiaries (other than Borrower and its Restricted Subsidiaries) in respect of any of the obligations or liabilities under any of the Loan Documents.

          Section 10.15. No Oral Agreements. The Loan Documents embody the
          ---------------------------------
entire Agreement and understanding between the Parties and supersede all other Agreements and understandings between such Parties relating to the subject matter hereof and thereof. The Loan Documents represent the final agreement between the Parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties. There are no unwritten oral agreements between the Parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  PURE RESOURCES, INC.


                                  By:    /s/ William K. White
                                         ---------------------------------------
                                  Name : William K.  White
                                  Title: Vice President and
                                         Chief Financial Officer

                                  JPMORGAN CHASE BANK, individually and
                                  as Administrative Agent


                                  By: /s/ Robert C. Mertensotto
                                      ------------------------------------------
                                  Name : Robert C. Mertensotto
                                  Title: Vice President

                                  Lending Office for ABR Loans and
                                  Eurodollar Loans:

                                  JPMorgan Chase Bank
                                  One Chase Manhattan Plaza, 8th Floor
                                  New York, New York 10081
                                  Telecopy No.: 212/552-3295
                                  Attention: Muniram Appanna

                                  FIRST UNION NATIONAL BANK, individually and as Co-Syndication Agent


                                  By:    /s/ David E. Humphreys
                                         ---------------------------------------
                                  Name : David E. Humphreys
                                  Title: Vice President

                                  Lending Office for ABR Loans and
                                  Eurodollar Loans:

                                  301 South College Street
                                  Charlotte, North Carolina 28288
                                  Address for Notice:

                                  Business/Credit:
                                  First Union National Bank
                                  1001 Fannin Street, Suite 2255
                                  Houston, Texas 77002
                                  Telephone No.: 713/346-2717
                                  Telecopier No.: 713/650-6354
                                  Attention: David E.  Humphreys

                                  Administrative:
                                  First Union National Bank
                                  1001 Fannin Street, Suite 2255
                                  Houston, Texas 77002
                                  Telephone No.: 713/346-2727
                                  Telecopier No.: 713/650-6354
                                  Attention: Debbie Blank

                                  THE BANK OF NEW YORK


                                  By:    /s/ Peter Keller
                                         ---------------------------------------
                                  Name : Peter Keller
                                  Title: Vice President


                                  Lending Office for ABR Loans and
                                  Eurodollar Loans:

                                  The Bank of New York
                                  101 Barclay Street
                                  New York, New York 10286
                                  Attn: Bill Barbiero

                                  Address for Notice:

                                  Business/Credit:
                                  The Bank of New York
                                  One Wall Street, 19th Floor
                                  New York, New York 10286
                                  Telephone No.: 212/635-7861
                                  Telecopier No.: 212/635-7923
                                  Attn.: Peter Keller

                                  Administrative:

                                  The Bank of New York
                                  One Wall Street, 19th Floor
                                  New York, New York 10286
                                  Telephone No.: 212/635-7532
                                  Telecopier No.: 212/635-7923
                                  Attn.: Theresa M. Burke

                                  CREDIT LYONNAIS NEW YORK BRANCH,
                                  individually and as Co-Documentation Agent


                                  By:    /s/ Bernard Weymuller
                                         ------------------------------------
                                  Name : Bernard Weymuller
                                  Title: Senior Vice President

                                  Lending Office for ABR Loans and
                                  Eurodollar Loans:

                                  Credit Lyonnais New York Branch
                                  1301 Avenue of the Americas
                                  New York, New York 10019

                                  Address for Notice:

                                  Business/Credit:
                                  Credit Lyonnais
                                  1000 Louisiana, Suite 5360
                                  Houston, Texas 77002
                                  Telephone No.: 713/753-8713
                                  Telecopier No.: 713/751-0307
                                  Attention: John Grandstaff

                                  Administrative:
                                  Credit Lyonnais New York Branch
                                  1301Avenue of the Americas
                                  New York, New York 10019
                                  Telephone No.: 212/261-7633
                                  Telecopier No.: 917/849-5440
                                  Attention: Bindu Menon

                                  BNP PARIBAS,individually and as Co-Syndication Agent


                                  By:    /s/ Brian M. Malone
                                         ---------------------------------------
                                  Name:  Brian M. Malone
                                  Title: Managing Director


                                  By:    /s/ Betsy Jocher
                                         ---------------------------------------
                                  Name : Betsy Jocher
                                  Title: Vice President

                                  Lending Office for ABR Loans and
                                  Eurodollar Loans:

                                  BNP Paribas
                                  1200 Smith Street, Suite 3100
                                  Houston, Texas 77002

                                  Address for Notice:

                                  Business/Credit:
                                  1200 Smith Street, Suite 3100
                                  Houston, Texas 77002
                                  Telephone No.: 713/659-4811
                                  Telecopier No.: 713/659-6915
                                  Attention: Brian Malone

                                  Administrative:
                                  1200 Smith Street, Suite 3100
                                  Houston, Texas 77002
                                  Telephone No.: 713/982-1126
                                  Telecopier No.: 713/659-5305
                                  Attention: Leah Evans Hughes

                                  CREDIT SUISSE FIRST BOSTON


                                  By:    /s/ James P. Moran
                                         ---------------------------------
                                  Name : James P. Moran
                                  Title: Managing Director

                                  Lending Office for ABR Loans and
                                  Eurodollar Loans:

                                  11 Madison Avenue
                                  New York, New York  10010

                                  Address for Notice:

                                  Business/Credit:
                                  Credit Suisse First Boston
                                  11 Madison Avenue
                                  New York, New York  10010
                                  Telecopy No. 212/325-8304
                                  Attention: James Moran - Director

                                  THE FUJI BANK, LIMITED


                                  By:    /s/ Jacques Azagury
                                         ---------------------------------------
                                  Name : Jacques Azagury
                                  Title: Senior Vice President & Manager

                                  Lending Office for ABR Loans and
                                  Eurodollar Loans:

                                  The Fuji Bank, Limited
                                  95 Christopher Columbus Drive
                                  Jersey City, New Jersey  07302

                                  Address for Notice:

                                  Business Credit:
                                  The Fuji Bank, Limited
                                  One Houston Center
                                  1221 McKinney Street, Suite 4100
                                  Houston, Texas 77010
                                  Telephone No.: 713/650-7851
                                  Telecopier No.: 713/759-0717
                                  Attention:  Joseph S. Kankam

                                  Administrative:
                                  The Fuji Bank, Limited
                                  95 Christopher Columbus Drive
                                  Jersey City, New Jersey  07302
                                  Telephone No.: 201/432-1980
                                  Telecopier No.: 201/432-6805
                                  Attention: Tina Catapano

                                  ABN AMRO BANK N.V.


                                  By:    /s/ Stuart Murray
                                         ---------------------------------------
                                  Name : Stuart Murray
                                  Title: Group Vice President


                                  By:    /s/ John Reed
                                         ---------------------------------------
                                  Name : John Reed
                                  Title: Assistant Vice President

                                  Lending Office for ABR Loans and
                                  Eurodollar Loans:

                                  ABN AMRO Bank N.V.
                                  208 South LaSalle, Suite 1500
                                  Chicago, Illinois  60604-1003

                                  Address for Notice:
                                  Business/Credit:
                                  ABN AMRO Bank N.V.
                                  208 South LaSalle, Suite 1500
                                  Chicago, Illinois  60604-1003
                                  Telecopier No.: 312/992-5111
                                  Attention: Credit Administration

                                  with copy to:

                                  ABN AMRO Bank N.V.
                                  4400 Post Oak Parkway, Suite 1500
                                  Houston, Texas  77027
                                  Telecopy No.: 832/681-7141
                                  Attention:  John Reed

                                  Administrative:
                                  Loans:
                                  ABN AMRO Bank N.V.
                                  208 South LaSalle, Suite 1500
                                  Chicago, Illinois  60604-1003
                                  Telecopier No.: 312/992-5155

                                  Letters of Credit:
                                  ABN AMRO Bank N.V.
                                  200 West Monroe Street, Suite 1100
                                  Chicago, Illinois  60606-5002
                                  Telecopy No.: 888/226-5119
                                  Attention:   Trade Services

                                  WELLS FARGO BANK TEXAS, N.A.


                                  By:    /s/ Charles D. Kirkham
                                         -----------------------------------
                                  Name : Charles D. Kirkham
                                  Title: Vice President

                                  Lending Office for ABR Loans and
                                  Eurodollar Loans:

                                  Wells Fargo Bank Texas, N.A.
                                  1445 Ross Avenue, Suite 200,
                                  MAC T 5303 - 029
                                  Dallas, Texas 75202

                                  Address for Notice:

                                  Business/Credit:
                                  Wells Fargo Bank Texas, N.A.
                                  1445 Ross Avenue, Suite 200,
                                  MAC T 5303 - 029
                                  Dallas, Texas 75202
                                  Telephone No.: 214/777-4026
                                  Telecopier No.: 214/303-1839
                                  Attention: Charles D.  Kirkham

                                  Administrative:
                                  Wells Fargo Bank, N.A.
                                  1740 Broadway
                                  Denver, Colorado 80274
                                  Telephone No.: 303/863-6102
                                  Telecopier No.: 303/863-2729
                                  Attention: Tanya Ivie

                                  FLEET NATIONAL BANK, individually and as Co-Documentation Agent


                                  By:    /s/ James R. McBride
                                         ---------------------------------------
                                  Name : James R. McBride
                                  Title: Managing Director

                                  Lending Office for ABR Loans and
                                  Eurodollar Loans:

                                  Fleet National Bank
                                  100 Federal Street
                                  M/C: MADE10008A
                                  Boston, Massachusetts 02211

                                  Address for Notice:

                                  Business/Credit:
                                  700 Louisiana, Suite 2500
                                  TX FM 80801A
                                  Houston, Texas  77002
                                  Telephone No.: 713/315-4217
                                  Telecopier No.: 713/224-1223
                                  Attention: Mark Serice

                                  Administrative:
                                  Fleet National Bank
                                  One Federal Street
                                  M/C: MADE1008A
                                  Boston, Massachusetts 02211
                                  Telephone No.: 617/434-5092
                                  Telecopier No.: 617/434-0201
                                  Attention: Francia Castillo

                                  BANK OF MONTREAL


                                  By:    /s/ James V. Ducote
                                         ---------------------------------------
                                  Name : James V. Ducote
                                  Title: Director

                                  Lending Office for ABR Loans and
                                  Eurodollar Loans:

                                  Bank of Montreal
                                  115 S. LaSalle, 17th Floor
                                  Chicago, Illinois  60603

                                  Address for Notice:

                                  Business/Credit:
                                  Bank of Montreal
                                  700 Louisiana, Suite 4400
                                  Houston, Texas  77002
                                  Telecopy No.: 713/223-4007
                                  Attention:  James Ducote

                                  Administrative:
                                  Bank of Montreal
                                  115 South LaSalle, 17th Floor
                                  Chicago, Illinois  60603
                                  Telecopy No.: 312/750-6061
                                  Attention: Josie Nichols

                                                                   SCHEDULE 2.01


                                   COMMITMENTS


                Lender                   Commitment     Percentage Share
                ------                   ----------     ----------------
          JPMorgan Chase Bank         $ 35,000,000.00      12.727273%
       First Union National Bank      $ 35,000,000.00      12.727273%
         The Bank of New York         $ 15,000,000.00       5.454545%
    Credit Lyonnais New York Branch   $ 30,000,000.00      10.909091%
              BNP Paribas             $ 30,000,000.00      10.909091%
      Credit Suisse First Boston      $ 17,500,000.00       6.363636%
        The Fuji Bank, Limited        $ 15,000,000.00       5.454545%
          ABN AMRO Bank N.V.          $ 20,000,000.00       7.272727%
     Wells Fargo Bank Texas, N.A.     $ 20,000,000.00       7.272727%
          Fleet National Bank         $ 30,000,000.00      10.909091%
           Bank of Montreal           $ 27,500,000.00      10.000001%
                      Total:          $275,000,000.00     100.000000%

                                      -1-